UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

 The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2017

BAKER HUGHES, A GE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-38143	81-4403168 (I.R.S. Employer Identification No.)
(Commission File No.)

17021 Aldine Westfield Road
Houston, Texas 77073

Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 2, 2017, Baker Hughes, a GE company (the “Company”) entered into an amendment (the “Amendment”) to the Stockholders Agreement between the Company and General Electric Company (“GE”) dated July 3, 2017 (the “Stockholders Agreement”). The Stockholders Agreement sets forth, among other things, certain rights of GE and the Company concerning the corporate governance of the Company, transfer restrictions on common stock of the Company held by GE and its affiliates, restrictions on acquisitions of such common stock by GE and its affiliates or dispositions of such common stock held by GE and its affiliates, preemptive rights and related party transactions. The Amendment amends certain provisions of the Stockholders Agreement to reflect a reduction in the size of the board of directors of the Company (the “Board”) to nine members, comprised of five GE Designees and four Non-GE Directors (as such terms are defined in the Stockholders Agreement).

The foregoing descriptions of the Stockholders Agreement and the Amendment are not complete descriptions thereof and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jeffrey R. Immelt, Chairman of the Board, has retired from the Board, effective October 2, 2017. The Board has appointed Lorenzo Simonelli, Director, Chief Executive Officer and President of the Company, as the Chairman of the Board, effective immediately following Mr. Immelt’s retirement.

J. Larry Nichols, director of the Board and chairman of the Board’s Conflicts Committee (a subcommittee of the Board’s Governance & Nominating Committee), has also retired effective October 2, 2017. The Board has designated director Clarence P. Cazalot, Jr. to serve as chairman of the Board’s Conflicts Committee effective immediately following Mr. Nichols’ retirement.

The Company issued the press release attached hereto as Exhibit 99.1 on October 2, 2017, which is incorporated by reference herein.

Item 8.01 Other Events.

On October 2, 2017, the governance principles of the Company were amended to provide for the appointment and duties of a lead director of the Board. The Board elected director W. Geoffrey Beattie to serve as lead director of the Board, effective October 2, 2017.

The Board also designated director Lynn L. Elsenhans to serve on the Board’s Governance & Nominating Committee and the Conflicts Committee, effective October 2, 2017.

The Company issued the press release attached hereto as Exhibit 99.1 on October 2, 2017, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Stockholders Agreement, dated as of July 3, 2017, between Baker Hughes, a GE company and General Electric Company (incorporated by reference to Exhibit 10.1 of the Form 8-K12B of the Company dated July 3, 2017).

10.2	Amendment to the Stockholders Agreement, dated as of October 2, 2017, to the Stockholders Agreement, dated as of July 3, 2017, between Baker Hughes, a GE company and General Electric Company.

99.1	News Release of Baker Hughes, a GE company, dated October 2, 2017.

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Stockholders Agreement, dated as of July 3, 2017, between Baker Hughes, a GE company and General Electric Company (incorporated by reference to Exhibit 10.1 of the Form 8-K12B of the Company dated July 3, 2017).

Exhibit 10.2	Amendment to the Stockholders Agreement, dated as of October 2, 2017, to the Stockholders Agreement, dated as of July 3, 2017, between Baker Hughes, a GE company and General Electric Company.

Exhibit 99.1	News Release of Baker Hughes, a GE company, dated October 2, 2017.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES, A GE COMPANY

Dated: October 2, 2017	By:	/s/ Lee Whitley
Lee Whitley Corporate Secretary